UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2012

BG Medicine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

001-33827

(Commission File Number)

Delaware	04-3506204
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

610 Lincoln Street North, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 890-1199

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 10, 2012, BG Medicine, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for the preceding 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) had closed below the minimum $50,000,000 requirement for continued listing on The NASDAQ Global Market, set forth in NASDAQ Listing Rule 5450(b)(2)(A). The notice has no immediate effect on the listing of the Company’s common stock and the common stock will continue to trade on The NASDAQ Global Market under the symbol “BGMD” at this time.

In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Company has a grace period of 180 calendar days, or until June 10, 2013, to regain compliance with NASDAQ Listing Rule 5450(b)(2)(A). Compliance can be achieved automatically and without further action if the Company’s MVLS closes at $50,000,000 or more for at least 10 consecutive business days at any time during the 180-day compliance period.

If the Company does not regain compliance by June 10, 2013, NASDAQ will notify the Company that its common stock will be subject to delisting. If the Company receives a notice of delisting, the Company would then be entitled to appeal the NASDAQ Staff’s determination to a NASDAQ Listing Qualifications Panel and request a hearing. The Company is currently considering available options to resolve the listing deficiency and to regain compliance. There can be no assurance that the Company will be able to regain compliance with The NASDAQ Global Market listing requirements.

Another option available to the Company is to apply to transfer the listing of its common stock to The NASDAQ Capital Market. To qualify, the Company would need to satisfy the listing requirements for that market, which are lower than the requirements for The NASDAQ Global Market on which the common stock currently trades.

Item 8.01. Other Events.

On December 11, 2012, the Company issued a press release (the “Press Release”) announcing that the Company obtained a CE Mark enabling the commercial sale of the CardioSCORE™ test in the EU and other countries that recognize the CE Mark. The CardioSCORE test is the Company’s patented diagnostic blood test designed to improve risk prediction of major cardiovascular events beyond traditional risk factor assessments. The Press Release is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release announcing CE Mark for the CardioSCORE test in the EU, dated December 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG MEDICINE, INC.

Date: December 14, 2012	/s/ Charles H. Abdalian, Jr.
Charles H. Abdalian, Jr. Executive Vice President & Chief Financial Officer